Exhibit 99.1
News Release

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com

EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

news release

FOR IMMEDIATE RELEASE	NOVEMBER 1, 2004

SYKES ENTERPRISES, INCORPORATED REPORTS THIRD
QUARTER 2004 FINANCIAL RESULTS

Revenue and EPS exceed guidance

TAMPA, FL – November 1, 2004 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the third quarter of 2004, highlights of which are as follows:

•	Revenues of $111.5 million; earnings per share of $0.03 per diluted share

•	Better than anticipated EPS performance was supported by an improving revenue mix-shift toward higher-margin offshore regions, existing client program expansions, delays in anticipated volume reductions related to the Unbundled Network Element Program (UNE-P) and a reduction in duplicative costs

•	Third quarter 2004 results included a projected pre-tax gain of $2.8 million related to the sale of a customer contact management center in the U.S.

•	The Company completed the build-out and provisioning of its El Salvador site and is currently in the process of ramping up a new client program over the next two quarters

•	Cash flow from operations was $11.7 million

“Much work remains to be done to improve our profitability, but with the offshore seat migration for our two largest clients substantially completed, we are able to focus our efforts on increasing revenues, reducing operating costs and improving asset utilization,” commented Chuck Sykes, Chief Executive Officer.

Operating Performance by Segment

Americas
On a geographic basis, revenues generated from the Company’s clients in the Americas segment, including operations in North America and offshore (Latin America, India and the Asia Pacific region), totaled $68.2 million, or 61.1% of total revenues, for the third quarter of 2004. This compared to revenues of $82.2 million, or 68.6% of total revenues, for the prior year period. The revenue decline primarily reflected the client-driven migration of call volumes from the U.S. to SYKES’ offshore operations and the resulting mix-shift in revenues from the U.S. to offshore (each offshore seat generates roughly half the dollar equivalence of a U.S. seat). The total number of U.S. seats declined to approximately 2,700, or 15% of total worldwide seats, in the third quarter of 2004 from approximately 6,000, or 36% of total seats, in the third quarter of 2003. While the number of offshore seats rose to approximately 10,000, or 56% of total seats, from approximately 5,500, or 34% of total seats over the same corresponding period. In addition to the revenue mix-shift, the revenue decline reflects the decision by certain communications and technology clients to exit dial-up Internet service programs in early 2004, which resulted in no revenues in the third quarter of 2004. The Americas revenue of $68.2 million was the same as in the second quarter of 2004.

The Americas’ operating margin for the third quarter of 2004 was 12.8% compared to 12.7% in the third quarter of 2003. The third quarters of 2004 and 2003 included pre-tax gains of $2.8 million and $1.9 million, respectively, on the sale of customer contact management centers in the U.S. On a sequential basis, the operating margin improved to 12.8% from 6.9% in the second quarter of 2004. The second quarter of 2004 also included a pre-tax gain of $1.5 million related to the sale of a customer contact management center. Sequentially, the Americas operating margin improved primarily due to the revenue mix-shift, a reduction in duplicative costs and the higher facility gain.

EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region rose 14.9% to $43.3 million, representing 38.9% of SYKES’ total revenues for the third quarter of 2004 compared to $37.7 million, or 31.4%, in the prior year. The foreign currency effect to SYKES’ third quarter 2004 EMEA revenues was a $3.4 million benefit from the stronger Euro compared with the same period of the prior year. Excluding this foreign currency benefit, EMEA revenues for the third quarter of 2004 increased by $2.2 million to $39.9 million, reflecting an improvement in certain client call volumes. However, the soft European economy continues to present a challenging market environment. Sequentially, EMEA revenues declined 4.2% to $43.3 million compared to $45.2 in the second quarter of 2004, largely due to third quarter seasonality resulting from the European holidays.

The operating margin for EMEA in the third quarter of 2004 was 5.7% compared to 1.1% in the prior year period. The year-over-year margin improvement was due to the Company’s efforts to realign EMEA’s cost structure with current business levels. Sequentially, the EMEA operating margin improved to 5.7% from 3.4%. The higher margin was largely attributable to the cost reductions noted above.

Corporate Costs, Other Income and Taxes
Corporate costs totaled $8.8 million in the third quarter of 2004, a rise from $5.4 million in the prior year period. The increase was primarily attributable to $2.3 million of Chairman and CEO succession costs and $1.6 million of compliance costs related to Sarbanes-Oxley resulting from the use of external professional services, including the Company’s auditors.

Other income for the third quarter of 2004 was negligible compared to $0.5 million for the same period in the prior year. The year-over-year decrease was primarily due to a higher level of foreign currency translation losses.

During the quarter, the Company’s tax rate was 56.6% versus 34.2% in the same period last year. Third quarter 2004 effective tax rate rose primarily due to a current-year valuation allowance established for U.S. losses.

Liquidity and Capital Resources
The Company’s balance sheet at September 30, 2004 remained strong with cash and cash equivalents of $82.4 million and no outstanding debt. Approximately $71 million of the Company’s September 30th cash balance was held in international operations. While this cash may be subject to additional taxes if repatriated to the U.S., the Company plans to reinvest it in its international operations. At September 30,

2004, the Company also had $50 million available under its credit facility. Separately, for the three months ended September 30, 2004, the Company generated approximately $11.7 million in cash flow from operations.

Business Outlook
The Company’s outlook for the fourth quarter of 2004 takes into consideration moves to enhance productivity within existing accounts and to improve capacity utilization. The fourth quarter 2004 outlook, however, is tempered by ramp-up costs associated with new programs in the U.S., the uncertain outcome of the U.S. general elections, continued softness within certain client programs in EMEA, additional UNE-P-related call volume declines and higher costs related to compliance requirements for Sarbanes-Oxley. The outlook does not include the sale of certain underutilized customer contact centers; however, as in the past, the management team will continue to pursue avenues to sell centers during the quarter.

Considering the above factors, the Company anticipates the following financial results for the fourth quarter of 2004:

•	Revenues in the range of $110 million to $115 million

•	EPS in the range of a breakeven to $0.02 per diluted share

•	Capital expenditures in the range of $4 million to $5 million

•	Income taxes in the approximate range of $1.4 million to $1.7 million

Given the anticipated outlook for the fourth quarter of 2004, the Company anticipates the following financial results for the twelve months ended December 31, 2004:

•	Revenues in the range of $456 million to $461 million

•	EPS in the range of $0.06 to $0.08 per diluted share

•	Pre-tax gains of approximately $7.1 million on contact management center sales

•	Capital expenditures in the range of $25 million to $26 million

•	Income taxes in the approximate range of $3.4 million to $3.7 million

Fourth Quarter Earnings Release Timeline
Separately, as mentioned in a previous conference call, the Company plans to align its earnings release dates closer to the filing of its 10-K and 10-Q documents. Consequently, the Company anticipates releasing its 2004 financial results in the first week of March.

Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 2, 2004 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/english/investors.asp under the heading “Investor Newsroom – Press Releases.”

About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer service centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data) *
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2004	2003
Revenues	$111,507	$119,912
Direct salaries and related costs	(70,578)	(76,506)
General and administrative	(41,338)	(39,862)
Gain on disposal of property & equipment, net	2,874	1,736
Reversal of restructuring & other charges	—	200

Income from operations	2,465	5,480
Other income	5	490

Income before provision for income taxes	2,470	5,970
Provision for income taxes	(1,398)	(2,039)

Net income	$1,072	$3,931

Net income per basic share	$0.03	$0.10
Shares outstanding, basic	39,189	40,307

Net income per diluted share	$0.03	$0.10
Shares outstanding, diluted	39,259	40,491

*	Certain prior year balances have been reclassified to conform to the current year’s presentation.

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data) *
(Unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2004	2003
Revenues	$346,000	$356,147
Direct salaries and related costs	(227,834)	(230,370)
General and administrative	(123,929)	(118,644)
Gain on disposal of property & equipment, net	7,009	1,548
Reversal of restructuring & other charges	—	200

Income from operations	1,246	8,881
Other income	3,107	1,241

Income before provision for income taxes	4,353	10,122
Provision for income taxes	(1,963)	(3,450)

Net income	$2,390	$6,672

Net income per basic share	$0.06	$0.17
Shares outstanding, basic	39,746	40,341

Net income per diluted share	$0.06	$0.17
Shares outstanding, diluted	39,870	40,426

* Certain prior year balances have been reclassified to conform to the current year’s presentation.

Sykes Enterprises, Incorporated
Segment Results
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2004	2003
Revenues:
Americas	$68,165	$82,257
EMEA	43,342	37,655

Total	$111,507	$119,912

Operating Income:
Americas	$8,757	$10,464
EMEA	2,488	425

Total	$11,245	$10,889

Corporate G&A expenses	(8,780)	(5,409)
Other income	5	490
Provision for income taxes	(1,398)	(2,039)

Net income	$1,072	$3,931

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2004	2003
Revenues:
Americas	$211,661	$239,015
EMEA	134,339	117,132

Total	$346,000	$356,147

Operating Income:
Americas	$16,869	$24,859
EMEA	5,181	849

Total	$22,050	$25,708

Corporate G&A expenses	(20,804)	(16,827)
Other income	3,107	1,241
Provision for income taxes	(1,963)	(3,450)

Net income	$2,390	$6,672

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2004	2003
	(Unaudited)
Assets:
Current assets	$177,009	$186,313
Property and equipment, net	95,504	107,194
Other noncurrent assets	24,892	24,668

Total assets	$297,405	$318,175

Liabilities & Shareholders’ Equity:
Current liabilities	$59,522	$67,809
Noncurrent liabilities	44,111	49,534
Shareholders’ equity	193,772	200,832

Total liabilities and shareholders’ equity	$297,405	$318,175

Sykes Enterprises, Incorporated
Supplementary Data
(Unaudited)

	Q3 2004	Q3 2003
Geographic Mix (% of Total Revenue):
Americas (1)	61.1%	68.6%
Europe, Middle East & Africa (EMEA)	38.9%	31.4%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America, India and the Asia Pacific (APAC) Region. Latin America, India and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2004	Q3 2003	FY 2003
Vertical Industry Mix (% of Total Revenue):

Communications	30%	45%	43%
Technology / Consumer	37%	32%	33%
Financial Services	8%	6%	6%
Transportation & Leisure	7%	6%	5%
Healthcare	7%	6%	6%
Other	11%	5%	7%

Total:	100%	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2004	2003
Cash Flow From Operating Activities:
Net income	$1,072	$3,931
Depreciation and amortization	7,387	6,719
Changes in assets and liabilities and other	3,215	(972)

Net cash provided by operating activities	$11,674	$9,678

Capital expenditures	$4,639	$8,166
Cash interest paid	$124	$92
Cash taxes paid	$2,495	$1,902

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2004	2003
Cash Flow From Operating Activities:
Net income	$2,390	$6,672
Depreciation and amortization	23,194	22,965
Changes in assets and liabilities and other	(15,374)	(15,717)

Net cash provided by operating activities	$10,210	$13,920

Capital expenditures	$21,500	$20,611
Cash interest paid	$215	$383
Cash taxes paid	$7,522	$7,877